Exhibit 5.1


                         BECKMAN, MILLMAN & SANDERS, LLP
                                 116 John Street
                            New York, New York 10038

                                                              November___ , 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: East at Joe's, Ltd.  Registration Statement on Form SB-2
                (File nos. 333-55679)

Gentlemen:

     We have acted as counsel to Eat at Joe's, Ltd. a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's Registration Statement on Form SB-2 (File nos. 333-55679) to be filed with the Securities and Exchange Commission (the "Commission") on or about the date of this letter (the "Registration Statement") of up to 17,500,000 shares of the Company's common stock, par value $.0001 to be issued under certain circumstances (the "Issuable Shares" pursuant to certain Securities Purchase Agreements dated March 20, May 5, May 20, August 31 and September 23, 1998 and Debenture and Warrant Purchase Agreement dated July 31, 1998.

     In connection with this opinion, we have examined originals or copies, certified or otherwise to our satisfaction, of the Certificate of Incorporation of the Company, as amended to date, Certificates of Designations, Preferences and Rights, Certificates of Good Standing of a recent date, and certificates of certain officers of the Company, and such other documents, instruments and records; and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Issuable Shares, when issued, sold and delivered in the manner and or the consideration stated in the Prospectus included in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                         Very truly yours,

                                         BECKMAN, MILLMAN & SANDERS, LLP


                                         by: /Steven A. Sanders
                                              Steven A. Sanders